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                                                                    Exhibit 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Zions Bancorporation:

We consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 333-36205) of Zions Bancorporation Employee Investment Savings Plan, of our report dated April 29, 2000, relating to the statement of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1999, which report appears in this annual report on Form 11-K for the year ended December 31, 2000.


                                       /s/ KPMG LLP


Salt Lake City, Utah
June 29, 2001